EXHIBIT 10.1
AMENDMENT TO 2022 & 2024 AWARD AGREEMENTS
ISSUED UNDER THE 2014 EQUITY INCENTIVE PLAN

This AMENDMENT TO 2022 & 2024 AWARD AGREEMENTS (this “Amendment”), dated as of April 30, 2024 (the “Effective Date”), is entered into by and between LENDINGCLUB CORPORATION, a Delaware corporation (the “Company”), and Scott Sanborn (“Participant”), and amends the following award agreements entered into by and between the Company and the Participant (collectively, the “Award Agreements”):
(i)Award ID 1519430, dated March 13, 2022, evidencing 99,032 Restricted Stock Units (the Award Agreement evidencing such Award, the “2022 Agreement”); and

(ii)Award ID 1521509, dated March 21, 2024, evidencing 157,809 Restricted Stock Units (the Award Agreement evidencing such Award, the “2024 Agreement”).

Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings set forth in the Company’s 2014 Equity Incentive Plan, as amended and restated (the “Plan”).

Recitals

A. The Company and Participant wish to amend certain provisions of the Award Agreements as of the Effective Date to provide that: (i) the remaining 33,011 unvested RSUs evidenced by the 2022 Agreement shall be cash settled and (ii) 39,452 of the unvested RSUs evidenced by the 2024 Agreement shall be cash settled (collectively, the “Purpose”).

B. Pursuant to the Award Agreements, such amendment must be set forth in a written agreement by and between the Company and Participant.

Amendment

NOW THEREFORE, in consideration of foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Participant hereby agree as follows:

1.Amendment of 2022 Agreement. Section 1 of the 2022 Agreement is hereby amended and restated, as of the Effective Date, in its entirety as follows:

“1. Settlement. Settlement of RSUs shall be made in the same calendar year as the applicable date of vesting under the vesting schedule set forth in the Notice; provided, however, that if the vesting date under the vesting schedule set forth in the Notice is in December, then settlement of any RSUs that vest in December shall be within 30 days of vesting. Settlement of RSUs shall be in cash. Settlement means the delivery of cash in an amount equal to the product of (a) the Fair Market Value of a Share on the vesting date, multiplied by (b), the number of RSUs that vest. No fractional RSUs or rights for fractional Shares (or corollary cash payment) shall be created pursuant to this RSU Agreement.”

2.Amendment of 2024 Agreement. The first four sentences of Section 1 of the 2024 Agreement are hereby amended and restated, as of the Effective Date, in their entirety as follows (with the remainder of Section 1 remaining unchanged):

“1. Settlement. Settlement of RSUs shall be made in the same calendar year as the applicable date of vesting under the vesting schedule set forth in the Notice; provided, however, that if the vesting

EXHIBIT 10.1
date under the vesting schedule set forth in the Notice is in December, then settlement of any RSUs that vest in December shall be within 30 days of vesting. Settlement of RSUs shall be in Shares; except with respect to the first 39,452 RSUs (i.e., those 13,150 RSUs that vest on May 25, 2024 and those 13,151 RSUs that vest on each of August 25, 2024 and November 25, 2024, such portion the “Cash Settled RSUs”), which Cash Settled RSUs shall be settled in cash. Settlement means the delivery of the Shares in respect of RSUs (other than the Cash Settled RSUs) that vest or, with respect to the Cash Settled RSUs, the delivery of cash in an amount equal to the product of (a) the Fair Market Value of a Share on the applicable vesting date, multiplied by (b), the number of Cash Settled RSUs that vest. No fractional RSUs or rights for fractional Shares (or corollary cash payment) shall be created pursuant to this Award Agreement.”

3.Interpretation. The Company and Participant acknowledge and agree that the intent of this Amendment is to effectuate the Purpose and delegate to the Company’s legal department the authority to resolve any ambiguities or conflicts in or caused by this Amendment in a manner that it deems consistent with effectuating the Purpose.

4.No Other Amendments. Except as expressly amended hereby, the provisions of the Award Agreements are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the Company and Participant under the Award Agreements.

5.Counterparts. This Amendment may be executed in counterparts, each of which when signed by the Company or Participant will be deemed an original and all of which together will be deemed the same agreement.

6.Entire Agreement. This Amendment, the Award Agreements and the Plan contain the entire understanding and agreement of the Company and Participant concerning the subject matter hereof, and collectively supersede any other agreement or understandings, written or oral, between the parties with respect thereto.

7.Governing Law. This Amendment and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of California without giving effect to the conflict of law principles thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LENDINGCLUB CORPORATION

By: /s/ Andrew LaBenne
Name: Andrew LaBenne
Title: Chief Financial Officer

Participant

Signature: /s/ Scott Sanborn
Name: Scott Sanborn
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